TERRY AMISANO LTD.                                         AMISANO HANSON
KEVIN HANSON, C.A.                                         CHARTERED ACCOUNTANTS



                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for Strategic Internet Investments, Inc., of our audit report dated April 10, 2002 relating to the audited December 31, 2001 financial statements of Strategic Internet Investments, Inc.




/s/Amisano Hanson, Chartered Accountants
--------------------------------------
"Amisano Hanson"
Vancouver, Canada
July 9, 2002
















750 West Pender Street, Suite 604                 Telephone: 604-689-0188
Vancouver, Canada                                 Facsimilie: 604-689-9773
V6C 2T7                                           E-Mail: amishan@telus